UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 11, 2013, Affinity Gaming (“Affinity,” “we” or “us”) entered into a First Amendment (the “Supplement”) to the Rights Agreement, dated December 21, 2012 (the “Rights Plan”), with American Stock Transfer & Trust Company, LLC. Pursuant to the Supplement, we clarified that from March 11, 2013 until the date on which we file our definitive proxy statement on Schedule 14A with the Securities and Exchange Commission with respect to our 2013 annual meeting, any discussions and any potential agreements reached with respect to the voting for the election of directors at Affinity's 2013 annual meeting of stockholders would not result in such shareholders being deemed to be “beneficial owners” of the stock of other shareholders or otherwise trigger the Rights Plan. Other than as expressly modified pursuant to the Supplement, the Rights Plan remains in full force and effect as originally executed.

The foregoing summary description of the Supplement does not purport to be complete and is qualified in its entirety by reference to the Supplement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	March 12, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment to Rights Agreement, dated March 11, 2013, by and between Affinity Gaming and American Stock Transfer & Trust Company, LLC